NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

July 26, 2012
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES SECOND QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended June 30, 2012:

▪
Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $31.9 million, or $0.48 per diluted share for the quarter ended June 30, 2012, compared to $33.5 million, or $0.51 per diluted share for the prior year period. FFO for the quarter ended June 30, 2012 was $31.6 million, or $0.47 per share, compared to $33.2 million, or $0.50 per share, in the same period one year ago.

▪
Net income attributable to the controlling interests for the quarter ended June 30, 2012 was $6.0 million, or $0.09 per diluted share, compared to $6.5 million, or $0.10 per diluted share, in the same period one year ago.

Acquisitions

In the second quarter WRIT acquired Fairgate at Ballston, a 147,000 square foot office building in Arlington, Virginia, for $52.25 million in an all cash transaction. Fairgate at Ballston is an eight-story office building with a three-level underground parking garage, located at 1005 N. Glebe Road, in close proximity to U.S. Route 66 and three blocks from the Ballston Metro Station (Orange Line). The property was built in 1988 and is 82% leased to a diverse mix of office tenants. WRIT funded the acquisition with available capacity on its line of credit.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $51.3 million compared to $47.9 million in the same period one year ago and $50.5 million in the first quarter of 2012. Overall portfolio physical occupancy for the second quarter was 89.3%, compared to 87.7% in the same period one year ago and 89.7% in the first quarter of 2012.

Same-store(3) portfolio physical occupancy for the second quarter was 89.3%, compared to 91.1% in the same period one year ago. Sequentially, same-store physical occupancy decreased 30 basis points (bps) compared to the first quarter of 2012. Same-store portfolio NOI for the second quarter decreased 1.7% and rental rate growth was 1.6%

Washington Real Estate Investment Trust

compared to the same period one year ago.

▪
Multifamily: 15.6% of Total NOI - Multifamily properties' same-store NOI for the second quarter increased 1.9% compared to the same period one year ago. Rental rate growth was 4.1% while same-store physical occupancy decreased 80 bps to 94.8%. Sequentially, same-store physical occupancy decreased 40 bps compared to the first quarter of 2012.

▪
Office: 48.5% of Total NOI - Office properties' same-store NOI for the second quarter decreased 6.9% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy decreased 350 bps to 84.7%, primarily due to previously announced expirations and move-outs at 1140 Connecticut Avenue, 2000 M Street, 7900 Westpark and 6110 Executive Boulevard. Sequentially, same-store physical occupancy decreased 50 bps compared to the first quarter of 2012.

▪
Medical: 14.6% of Total NOI - Medical office properties' same-store NOI for the second quarter decreased 8.6% compared to the same period one year ago. Rental rate growth was 2.0% while same-store physical occupancy decreased 180 bps to 89.9%. Sequentially, same-store physical occupancy decreased 80 bps compared to the first quarter of 2012.

▪
Retail: 21.3% of Total NOI - Retail properties' same-store NOI for the second quarter increased 15.7% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy increased 70 bps to 92.7%. Sequentially, same-store physical occupancy increased 40 bps compared to the first quarter of 2012.

Leasing Activity

During the second quarter, WRIT signed commercial leases for 247,439 square feet with an average rental rate increase of 14.3% over expiring lease rates on a GAAP basis, an average lease term of 6.7 years, tenant improvement costs of $26.40 per square foot and leasing commissions and incentives of $13.51 per square foot.

▪
Rental rates for new and renewed office leases increased 19.5% to $38.88 per square foot, with $36.17 per square foot in tenant improvement costs and $24.13 per square foot in leasing commissions and incentives. Weighted average term for new and renewed leases was 6.5 years.

▪
Rental rates for new and renewed medical office leases increased 9.1% to $38.61 per square foot, with $24.63 per square foot in tenant improvement costs and $7.30 per square foot in leasing commissions and incentives. Weighted average term for new and renewed leases was 5.8 years.

▪
Rental rates for new and renewed retail leases increased 7.1% to $22.21 per square foot, with $15.09 per square foot in tenant improvement costs and $2.64 per square foot in leasing commissions and incentives. Weighted average term for new and renewed leases was 7.2 years.

Financing Activity

WRIT amended and extended both of its unsecured credit facilities in the second quarter. The $400 million Wells Fargo facility matures July 1, 2016 (previously July 1, 2014), with a one-year extension option and is priced at a rate of LIBOR plus a margin of 107.5 basis points (previously 122.5 basis points) based on WRIT’s current credit rating. The amendment also eliminates the requirement for guarantees from WRIT’s subsidiaries under certain circumstances.

The $75 million SunTrust facility was increased to $100 million and will mature June 25, 2015 with a one-year extension option, and is priced at a rate of LIBOR plus a margin of 107.5 basis points based on WRIT’s current credit rating. The amendment also eliminates the requirement for guarantees from WRIT’s subsidiaries under certain circumstances.

WRIT also entered into a new a Sales Agency Financing Agreement with BNY Mellon Capital Markets, LLC (BNYMCM). Under this agreement, WRIT may offer and sell up to $250 million of common shares, from time to time, and for a period of no more than 36 months. The agreement replaces the similar Sales Agency Financing Agreement dated November 12, 2009, previously entered into by WRIT and BNYMCM. WRIT did not issue any shares under this agreement in the second quarter.

Dividends

On June 29, 2012, WRIT paid a quarterly dividend of $0.43375 per share.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, July 27, 2012 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until August 10, 2012 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Account:                286
Conference ID:                396087

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 72 properties totaling approximately 9 million square feet of commercial space and 2,540 multifamily units, and land held for development. These 72 properties consist of 27 office properties, 18 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2011 Form 10-K and first quarter 2012 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) real estate impairment not already excluded from FFO and (3) costs related to the acquisition of properties, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

Washington Real Estate Investment Trust

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	2nd QTR	2nd QTR	2nd QTR	2nd QTR
Segment	2012	2011	2012	2011
Multifamily	94.8%	95.6%	94.8%	95.6%
Office	84.7%	88.2%	85.8%	87.9%
Medical Office	89.9%	91.7%	86.4%	87.3%
Retail	92.7%	92.0%	93.3%	92.0%
Industrial	—%	—%	—%	78.4%

Overall Portfolio	89.3%	91.1%	89.3%	87.7%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. We consider newly constructed properties to be stabilized when they achieve 90% occupancy. For Q2 2012 and Q2 2011, same-store properties exclude:
Multifamily Acquisitions: none;
Office Acquisitions: Fairgate at Ballston, Braddock Metro Center and John Marshall II;
Medical Office Acquisition: Lansdowne Medical Office Building;
Retail Acquisition: Olney Village Center.

Also excluded from Same-Store Properties in Q2 2012 and Q2 2011 are:
Held for Sale and Sold Properties: Dulles Station, Phase I and the Industrial Portfolio (all industrial properties and the Crescent and Albemarle Point).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2012	2011	2012	2011
Revenue
Real estate rental revenue	$76,777	$71,684	$153,276	$140,888
Expenses
Real estate expenses	25,479	23,801	51,492	47,052
Depreciation and amortization	25,591	22,526	51,585	44,422
Acquisition costs	254	322	308	1,971
General and administrative	4,164	4,049	7,770	7,751
	55,488	50,698	111,155	101,196
Real estate operating income	21,289	20,986	42,121	39,692
Other income (expense):
Interest expense	(15,533)	(16,865)	(31,428)	(33,758)
Other income	252	310	496	616
	(15,281)	(16,555)	(30,932)	(33,142)

Income from continuing operations	6,008	4,431	11,189	6,550

Discontinued operations:
Income (loss) from operations of properties sold or held for sale	—	3,298	—	5,867
Income tax expense	—	(1,173)	—	(1,173)
Net income	6,008	6,556	11,189	11,244
Less: Net income attributable to noncontrolling interests in subsidiaries	—	(34)	—	(57)
Net income attributable to the controlling interests	$6,008	$6,522	$11,189	$11,187

Income from continuing operations attributable to the controlling interests	6,008	4,431	11,189	6,550
Continuing operations real estate depreciation and amortization	25,591	22,526	51,585	44,422
Funds from continuing operations(1)	$31,599	$26,957	$62,774	$50,972

Income (loss) from operations of properties sold or held for sale attributable to the controlling interests	—	3,264	—	5,810
Real estate impairment	—	—	—	599
Discontinued operations real estate depreciation and amortization	—	2,933	—	6,286
Funds from discontinued operations	—	6,197	—	12,695

Funds from operations(1)	$31,599	$33,154	$62,774	$63,667

Tenant improvements	(2,357)	(1,950)	(6,423)	(4,320)
External and internal leasing commissions capitalized	(2,122)	(1,116)	(4,679)	(3,348)
Recurring capital improvements	(2,992)	(3,072)	(4,531)	(3,763)
Straight-line rents, net	(688)	(586)	(1,680)	(1,243)
Non-cash fair value interest expense	229	191	457	370
Non real estate depreciation & amortization of debt costs	948	888	1,956	1,762
Amortization of lease intangibles, net	(3)	(413)	(3)	(691)
Amortization and expensing of restricted share and unit compensation	1,333	1,488	2,738	2,745
Funds available for distribution(4)	$25,947	$28,584	$50,609	$55,179

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data attributable to the controlling interests:		2012	2011	2012	2011
Income from continuing operations	(Basic)	$0.09	$0.07	$0.16	$0.10
	(Diluted)	$0.09	$0.07	$0.16	$0.10
Net income	(Basic)	$0.09	$0.10	$0.16	$0.17
	(Diluted)	$0.09	$0.10	$0.16	$0.17
Funds from continuing operations	(Basic)	$0.47	$0.41	$0.94	$0.77
	(Diluted)	$0.47	$0.41	$0.94	$0.77
Funds from operations	(Basic)	$0.47	$0.50	$0.94	$0.96
	(Diluted)	$0.47	$0.50	$0.94	$0.96

Dividends paid		$0.4338	$0.4338	$0.8676	$0.8676

Weighted average shares outstanding		66,241	65,954	66,218	65,920
Fully diluted weighted average shares outstanding		66,380	65,989	66,354	65,948

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Land	$489,950	$472,196
Income producing property	1,988,331	1,934,587
	2,478,281	2,406,783
Accumulated depreciation and amortization	(577,882)	(535,732)
Net income producing property	1,900,399	1,871,051
Development in progress	45,928	43,089
Total real estate held for investment, net	1,946,327	1,914,140
Cash and cash equivalents	14,367	12,765
Restricted cash	19,853	19,424
Rents and other receivables, net of allowance for doubtful accounts of $10,416 and $8,921 respectively	57,493	53,828
Prepaid expenses and other assets	115,631	120,601
Total assets	$2,153,671	$2,120,758

Liabilities
Notes payable	$607,653	$657,470
Mortgage notes payable	425,268	427,710
Lines of credit	221,000	99,000
Accounts payable and other liabilities	54,413	51,145
Advance rents	15,295	13,739
Tenant security deposits	9,827	8,862
Total liabilities	1,333,456	1,257,926

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,323 and 66,265 shares issued and 66,321 and 66,265 shares outstanding at June 30, 2012 and December 31, 2011, respectively	662	662
Additional paid-in capital	1,142,391	1,138,478
Distributions in excess of net income	(326,714)	(280,096)
Total shareholders' equity	816,339	859,044

Noncontrolling interests in subsidiaries	3,876	3,788
Total equity	820,215	862,832

Total liabilities and equity	$2,153,671	$2,120,758

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Quarter Ended June 30, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,998	$21,716	$7,414	$9,967	$47,095
Add: Net operating income from non-same-store properties(3)	—	3,140	90	973	4,203
Total net operating income(2)	$7,998	$24,856	$7,504	$10,940	$51,298
Add/(deduct):
Other income					252
Acquisition costs					(254)
Interest expense					(15,533)
Depreciation and amortization					(25,591)
General and administrative expenses					(4,164)
Net income					6,008
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$6,008

Quarter Ended June 30, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,850	$23,317	$8,113	$8,618	$47,898
Add: Net operating income from non-same-store properties(3)	—	—	(15)	—	(15)
Total net operating income(2)	$7,850	$23,317	$8,098	$8,618	$47,883
Add/(deduct):
Other income					310
Acquisition costs					(322)
Interest expense					(16,865)
Depreciation and amortization					(22,526)
General and administrative expenses					(4,049)
Income (loss) from operations of properties sold or held for sale					3,298
Income tax expense					(1,173)
Net income					6,556
Less: Net income attributable to noncontrolling interests in subsidiaries					(34)
Net income attributable to the controlling interests					$6,522

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Period Ended June 30, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$16,063	$40,024	$15,031	$18,929	$90,047
Add: Net operating income from non-same-store properties(3)	—	9,568	155	2,014	11,737
Total net operating income(2)	$16,063	$49,592	$15,186	$20,943	$101,784
Add/(deduct):
Other income					496
Acquisition costs					(308)
Interest expense					(31,428)
Depreciation and amortization					(51,585)
General and administrative expenses					(7,770)
Net income					11,189
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$11,189

Period Ended June 30, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$15,515	$42,481	$15,618	$17,223	$90,837
Add: Net operating income from non-same-store properties(3)	—	3,057	(58)	—	2,999
Total net operating income(2)	$15,515	$45,538	$15,560	$17,223	$93,836
Add/(deduct):
Other income					616
Acquisition costs					(1,971)
Interest expense					(33,758)
Depreciation and amortization					(44,422)
General and administrative expenses					(7,751)
Income (loss) from operations of properties sold or held for sale					5,867
Income tax expense					(1,173)
Net income					11,244
Less: Net income attributable to noncontrolling interests in subsidiaries					(57)
Net income attributable to the controlling interests					$11,187

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:
		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011
Net income attributable to the controlling interests		$6,008	$6,522	$11,189	$11,187
Add/(deduct):
Real estate depreciation and amortization		25,591	22,526	51,585	44,422
Discontinued operations:
Income tax expense		—	1,173	—	1,173
Real estate impairment		—	—	—	599
Real estate depreciation and amortization		—	2,933	—	6,286
Funds from operations(1)		31,599	33,154	62,774	63,667
Add/(deduct):
Acquisition costs		254	322	308	1,971
Core funds from operations(1)		$31,853	$33,476	$63,082	$65,638

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data attributable to the controlling interests:		2012	2011	2012	2011
Funds from operations	(Basic)	$0.47	$0.50	$0.94	$0.96
	(Diluted)	$0.47	$0.50	$0.94	$0.96
Core FFO	(Basic)	$0.48	$0.51	$0.95	$0.99
	(Diluted)	$0.48	$0.51	$0.94	$0.99

Weighted average shares outstanding		66,241	65,954	66,218	65,920
Fully diluted weighted average shares outstanding		66,380	65,989	66,354	65,948